Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Newell Rubbermaid Inc.:

(1)	Registration Statement Number 33-25196 on Form S-8,

(2)	Registration Statement Number 33-40641 on Form S-8,

(3)	Registration Statement Number 33-62047 on Form S-8,

(4)	Registration Statement Number 333-38621 on Form S-8,

(5)	Registration Statement Number 333-105113 on Form S-8,

(6)	Registration Statement Number 333-105177 on Form S-8,

(7)	Registration Statement Number 333-105178 on Form S-8,

(8)	Registration Statement Number 333-125144 on Form S-8,

(9)	Registration Statement Number 333-135153 on Form S-8,

(10)	Registration Statement Number 333-149133 on Form S-8,

(11)	Registration Statement Number 333-166946 on Form S-8,

(12)	Registration Statement Number 333-188411 on Form S-8 and

(13)	Registration Statement Number 333-194324 on Form S-3,

of our report dated February 26, 2016 relating to the financial statements and financial statement schedule of Jarden Corporation which appears in this Current Report on Form 8-K of Newell Rubbermaid Inc.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 15, 2016